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                                                                    EXHIBIT 99.2


                             i2 TECHNOLOGIES, INC.
                        NOTICE OF GRANT OF STOCK OPTION

                 Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of i2 Technologies, Inc. (the "Corporation"):

                 Optionee:
                 --------   --------------------------------------------------
                 Grant Date:
                 ----------   ------------------------------------------------
                 Vesting Commencement Date:
                 -------------------------  ----------------------------------
                 Exercise Price:  $                                  per share
                 --------------    ---------------------------------
                 Number of Option Shares:                            shares
                 -----------------------  --------------------------
                 Expiration Date:
                 ---------------   -------------------------------------------
                 Type of Option:          Incentive Stock Option
                 --------------   ------
                                          Non-Statutory Stock Option
                                  ------
                 Date Exercisable:  Immediately Exercisable
                 ----------------

                 Vesting Schedule: The Option Shares shall be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, twenty-five percent (25%) of the Option Shares upon Optionee's completion of each year of Service measured from the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

                 Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the i2 Technologies, Inc. 1995 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B.

                 Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit C. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.
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                 REPURCHASE RIGHTS.  OPTIONEE HEREBY AGREES THAT ALL OPTION
SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS UPON TERMINATION OF SERVICE WITH THE CORPORATION. THE TERMS OF SUCH RIGHT ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

                 No Employment or Service Contract. Nothing in this Notice or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

                 Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

                        , 199
- ------------------------     --
         Date

                                        i2 TECHNOLOGIES, INC.


                                        By:
                                           ------------------------------------

                                        Title:
                                              ---------------------------------




                                        ---------------------------------------
                                        OPTIONEE

                                        Address:
                                                -------------------------------


                                        ---------------------------------------


ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - Stock Purchase Agreement
Exhibit C - Plan Summary and Prospectus




                                     2.
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                                   EXHIBIT A

                             STOCK OPTION AGREEMENT
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                                   EXHIBIT B

                            STOCK PURCHASE AGREEMENT
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                                   EXHIBIT C

                          PLAN SUMMARY AND PROSPECTUS